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                                                                      EXHIBIT 11



                     PALMER WIRELESS, INC. AND SUBSIDIARIES


                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)





                                                               THREE  MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                               ---------------------------       -----------------------------
                                                                   1996              1997             1996              1997
                                                               ----------     ------------       -----------      ------------
Number of shares of common stock
outstanding at beginning of the period                           23,389            27,813           23,389            27,813


Weighted average number of shares of
common stock issued during the period                               719                 -              360                 -


Weighted average number of shares of
common stock from stock options using the
treasury stock method                                               191                 -              191                 -
                                                               ----------     ------------       -----------      ------------


Weighted average number of shares of
common stock outstanding during the period                       24,299            27,813           23,940            27,813
                                                               ==========     ============       ===========      ============


Net income                                                       $1,684            $2,523           $1,760            $3,700
                                                               ==========     ============       ===========      ============


Earnings per common share                                         $0.07             $0.09            $0.07             $0.13
                                                               ==========     ============       ===========      ============
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